Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 8-K, constituting a part of this Current Report, of our report dated April 1, 2019, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., as of December 31, 2018 and 2017, which is incorporated by reference in the Form 8-K.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

February 14, 2020